Exhibit 99.1
FOR IMMEDIATE RELEASE
TM ENTERTAINMENT AND MEDIA, INC. ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS FOR
HONG KONG MANDEFU HOLDING LIMITED (D/B/A CHINA MEDIAEXPRESS “CME”)
New York, NY and Fuzhou, China — June 22, 2009 — TM Entertainment and Media, Inc. (NYSE Amex: TMI; TMI/U; TMI/WS) (“TM”) and privately-held Hong Kong Mandefu Holding Limited (d/b/a China MediaExpress) (“CME” or the “Company”) today announced first quarter financial results for the three months ended March 31, 2009 for CME.
Financial Highlights — First Quarter 2009 vs. First Quarter 2008
•	Net revenues increased 24% to $18.8 million compared to $15.1 million;

•	Gross margin was 62% of net revenues;

•	Operating income increased 23% to $10.5 million compared to $8.5 million;

•	Net income increased 16% to $7.5 million compared to $6.4 million; and,

•	As of March 31, 2009, the Company had $20.4 million in cash and cash equivalents with no debt.
Zheng Cheng, CME’s Founder and CEO, commented, “During the first quarter of 2009, we continued to grow our revenue, net income and improve our gross margin, reinforcing our position as China’s largest television advertising operator on inter-city express buses. The 24% increase in net revenue was partially due to a more than 10% increase in average advertising rates compared to the prior year’s first quarter. In addition, during the quarter, we were able to increase the number of bus operating partners to 40 from 38 at the end of 2008. We now have installed television displays in more than 16,000 express buses, compared to 15,000 at the end of 2008. These express buses originate in eleven of China’s most prosperous regions, including the four municipalities of Beijing, Shanghai, Tianjin and Chongqing and seven economically prosperous provinces, namely Guangdong, Jiangsu, Fujian, Sichuan, Hebei, Anhui and Hubei, which generate nearly half of China’s GDP. The advertisers recognize the power of our platform. They can effectively deliver their messages through LCD TVs installed inside inter-city express buses within our network. We have also entered into new advertising contracts with our clients directly, where we enjoy better profit margins.”
He noted, “Additionally, our five-year cooperation agreement with the Chinese Ministry of Transport, has been another growth driver for us, and at the same time it has been a significant barrier to entry for potential competitors. As per the agreement, which we entered into in October 2007, CME has become the strategic alliance partner in the establishment of a nationwide in-vehicle television system that displays programs on buses traveling on highways in China. As of March 31, 2009, our network covered six out of the seven transportation hubs designated by the Ministry of Transport.”

Mr. Cheng continued, “We are very proud of our impressive and growing list of more than 400 customers that advertise throughout our network, which include well-known domestic and international companies, such as Hitachi, China Telecom, Siemens, China Pacific Life Insurance, Coca-Cola, Pepsi, China Mobile and Bank of China. Several of these customers have been advertising with us for over three years.”
“We are working hard to establish agreements with new bus operators and sign additional advertisers as customers. We are well positioned to capture new business opportunities and benefit from:
•	The growth of China’s highway infrastructure system through significant government funded expansion programs;

•	China’s rapid and sustained economic growth and increases in disposable income and consumption;

•	Continued increases in advertising spending in China, projected to remain one of the fastest growing advertising markets in the world, growing at a CAGR of 12.8% from 2007 — 2011; and,

•
China having one of the lowest levels of advertising spending per capita, and as a percentage of GDP compared to more developed countries or regions of the world, which provides significant potential for future growth.”

CME recently hired Jacky Lam Wai Kei, as Chief Financial Officer. Jacky has extensive experience in public company accounting and in-depth knowledge of U.S. GAAP accounting standards and SOX. He had spent over eight years at PricewaterhouseCoopers Hong Kong and was most recently a senior manager before joining CME. Previously Jacky was an accounting supervisor at a multinational corporation. Jacky stated, “Our balance sheet is very strong. At the end of the first quarter, we had cash of $20.4 million, which accounted for 74% of total current assets, with no debt.”
Theodore S. Green, TM’s Co-CEO, stated, “CME’s very impressive first quarter results are another indication that we have found the ideal partner. We are confident that this transaction represents a very attractive investment opportunity for TM stockholders as CME’s management continues to further expand its business successfully.”
Roadshow Schedule
Starting Monday, June 22nd, TM and CME’s management are scheduled to meet with current and potential investors in New York City, Boston and the Midwest. If any accredited investors are interested in meeting with management, contact Lena Cati of The Equity Group at (212) 836-9611 or lcati@equityny.com.
About TM Entertainment and Media, Inc.
TM Entertainment and Media, Inc. is a Delaware blank check company incorporated on May 1, 2007 in order to serve as a vehicle for the acquisition of an operating business in the entertainment, media, digital and communications industries and to seek out opportunities both domestically and internationally to take advantage of its management team’s experience in these markets. The entertainment, media, digital and communications industries encompass those companies which create, produce, deliver, own, distribute or market entertainment and information content, products and services.
TM’s initial public offering was consummated on October 17, 2007, generating proceeds of $82,040,000 through the sale of 10,255,000 units at $8.00 per unit (including 1,225,000 units pursuant to the exercise of the underwriters’ over-allotment option). Each unit is comprised of one share of TM’s common stock and one warrant with an exercise price of $5.50. Each warrant will become exercisable on the latter of the completion of a business combination or October 17, 2008 and will expire on October 17, 2011, or earlier upon redemption. As of March 31, 2009, TM held $81,145,922 (or approximately $7.91 per share) in a trust account maintained by an independent trustee, which will be released upon the consummation of the business combination.

As previously announced, on May 1, 2009, the Company entered into a definitive share exchange agreement whereby TM will issue at closing 19.5 million common shares and $20.0 million in cash in exchange for 100% of the outstanding equity of the privately-held Hong Kong Mandefu Holding Limited (d/b/a China MediaExpress), subject to TM shareholder approval. Upon the closing of the transaction, which is anticipated in the third quarter of 2009, TM will change its name to China MediaExpress Holdings, Inc.
Pali Capital, Inc. is acting as financial advisor to TM, and Morrison Cohen LLP is acting as legal advisor to TM on this transaction.
Loeb & Loeb LLP is acting as legal advisor to CME on this transaction.
For additional information on the acquisition, interested parties may reference the Proxy Statement that will be filed by TM, which will be available without charge at the Securities and Exchange Commission’s internet site (http://www.sec.gov).
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this report may include, for example, statements about the Company’s:
•	Ability to complete a combination with one or more target businesses;

•	Success in retaining or recruiting, or changes required in, management or directors following a business combination;

•	Potential inability to obtain additional financing to complete a business combination;

•	Limited pool of prospective target businesses;

•	Potential change in control if the Company acquires one of more target businesses for stock;

•	Public securities’ limited liquidity and trading;

•	The delisting of the Company’s securities from the NYSE Amex or an inability to have the Company’s securities listed on the NYSE Amex following a business combination;

•	Use of proceeds not in trust or available to the Company from interest income on the trust account balance; or

•	Financial performance.
The forward-looking statements contained in this press release are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company and speak only as of the date of such press release. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

References in this press release as to “we,” “us” or “our Company” refer to TM Entertainment and Media, Inc. References to “public stockholders” refer to holders of shares of common stock sold as part of the units in our initial public offering, including any of our stockholders existing prior to our initial public offering to the extent that they purchased or acquired such shares.

CONTACT:	-OR-	INVESTOR RELATIONS:
TM Entertainment and Media, Inc.		The Equity Group Inc.
Theodore S. Green / Malcolm Bird		Lena Cati (212) 836-9611
Co-CEOs		lcati@equityny.com
(212) 289-6942		Linda Latman (212) 836-9609
llatman@equityny.com

HONG KONG MANDEFU HOLDING LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
(Amounts in thousands of US dollars, except for number of shares and per share data)

	For the three months ended March 31,
	2009	2008
	(unaudited)	(unaudited)

Sales, net of business tax and related surcharges:	$18,769	$15,094
Cost of sales:	(7,133)	(5,841)

Gross profit	11,636	9,253

Operating expenses:
Selling expenses	(265)	(260)
General and administrative expenses	(836)	(447)

Total operating expenses	(1,101)	(707)

Operating income	10,535	8,546
Interest income	22	13

Income before income taxes	10,557	8,559
Income tax expenses	(3,102)	(2,124)

Net income	$7,455	$6,435

Foreign currency translation adjustment	(65)	421

Comprehensive income	$7,390	$6,856

HONG KONG MANDEFU HOLDING LIMITED
CONSOLIDATED BALANCE SHEET
(Amounts in thousands of US dollars)

	Period Ending
	March 31, 2009	Dec. 31, 2008
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$20,416	$29,997
Accounts receivable, net	7,288	6,065
Prepayment and other current assets	35	59

Total current assets	27,739	36,121

Non-current assets:
Property, plant and equipment, net	10,910	11,417
Deferred tax assets	1,660	1,578

Total non-current assets	12,570	12,995

Total assets	$40,309	$49,116

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,782	$1,565
Accrued expenses and other current liabilities	1,380	1,301
Income tax payable	3,700	3,072
Amount due to a related party	1,105	798
Accrued liabilities for the purchase of property, plant and equipment	869	1,072

Total current liabilities	8,836	7,808

Non-current liabilities:
Accrued severance payment	342	307
Deferred concession fees	6,300	6,005

Total non-current liabilities	6,642	6,312

Total liabilities	15,478	14,120

Commitments and contingencies

Shareholders’ equity:
Ordinary shares $0.13 par value, 10,000 shares authorized and 10,000 shares issued and outstanding	1	1
Statutory reserves	4,314	4,314
Accumulated other comprehensive income	1,319	1,384
Retained earnings	19,197	29,297

Total shareholders’ equity	24,831	34,996

Total liabilities and shareholders’ equity	$40,309	$49,116

Note: The reduction in total shareholders’ equity on March 31, 2009 as compared to December 31, 2008 is due to a $17.6 million dividend that was paid to the existing shareholders of CME in Q1 2009.